Exhibit 99.1

Metagenomi Reports Third Quarter 2025 Financial Results and Announces Strategic Pipeline Prioritization and Leadership Updates

New MGX-001 preclinical data supports advancement into clinical development;

Demonstrated curative FVIII activity in non-human primates

Prioritized later-stage preclinical pipeline including wholly-owned MGX-001 hemophilia A program; pre-IND meeting for MGX-001 expected in 4Q 2025 with IND/CTA submissions expected in 4Q 2026

Organizational restructuring reduced workforce by 25%;

Capital allocation strategy anticipated to extend cash runway into the 4Q 2027

Jian Irish, Ph.D., M.B.A., currently President and Chief Operating Officer, appointed as Chief Executive Officer; Brian Thomas, Ph.D., former Chief Executive Officer, continuing on Board of Directors and Dr. Willard Dere serving as new Board Chair

Conference call today at 4:30 p.m. ET

EMERYVILLE, Calif., November 11, 2025 (GLOBE NEWSWIRE) – Metagenomi, Inc. (Nasdaq: MGX) (the “Company”), an in vivo genome editing company capitalizing on its proprietary technologies to create curative genetic medicines for patients, today reported financial results for the quarter ended September 30, 2025, and announced a strategic evolution focusing capital on the development of its wholly-owned MGX-001 hemophilia A program and later-stage preclinical pipeline while reducing its workforce by 25%. To support the next phase of development, Jian Irish, Ph.D., M.B.A, the Company’s President and former Chief Operating Officer, has been promoted to the role of Chief Executive Officer, and Brian Thomas, Ph.D., the Company’s founder and former Chief Executive Officer, will remain on the Board of Directors (the “Board”) and current Board member Dr. Willard Dere will serve as the Company’s new Board Chair.

“In light of the encouraging preclinical MGX-001 hemophilia A results we reported today, we made the decision to strategically reprioritize our pipeline and discovery efforts to focus resources on driving forward our lead program for hemophilia A and pursuing programs that leverage our most advanced, signature gene-editing capabilities. These include programs addressing secreted protein deficiencies that deploy the site-specific genome integration system used in MGX-001, and cardiometabolic indications in collaboration with Ionis.” said Jian Irish, Ph.D., M.B.A., President and Chief Executive Officer of Metagenomi. “We are committed to our most compelling programs that have the highest probability of success, and potential to address unmet needs and create near-term value. We are capitalizing on our most advanced gene editing technologies while maintaining financial discipline to drive sustainable growth and long-term value. I am honored to share this vision with a seasoned leadership team as we enter this new phase of the Metagenomi story.”

Dr. Irish continued, “As part of this initiative, we are streamlining our organization to optimize our R&D efforts and cost structure, which is anticipated to extend our cash runway into the fourth quarter of 2027. I want to express my deepest gratitude to every member of the Metagenomi team, including those who were impacted by the workforce reduction, for their invaluable contributions toward advancing our mission. In addition, I would like to thank Dr. Thomas, whose novel vision in applying metagenomics towards drug discovery led to all we have accomplished to date. I look forward to continuing to work with him and the other members of the Board and appreciate their ongoing support.”

“The Board of Directors is pleased that Dr. Irish is assuming the role of CEO as Metagenomi advances toward the clinic and its next stage of development,” added Willard Dere, M.D., current director and newly appointed Board Chair. “She brings a wealth of experience having held development and global operations positions with Kite Pharma / Gilead, Sanofi and Amgen, and having played key roles in the launch of several breakthrough medicines. As a co-founder of Metagenomi, we believe this is the right time for her to step into this role.”

Third Quarter 2025 Updates

MGX-001 Hemophilia A Program

•
New dose range finding data presented today from the Company’s wholly-owned MGX-001 hemophilia A program demonstrated curative factor VIII (FVIII) activity in non-human primates (NHPs) and informs a clinical dose regimen strategy for a therapy with best-in-class treatment potential. Metagenomi intends to advance MGX-001 into clinical development.

Secreted Protein Deficiencies

•
On track to achieve NHP proof-of-concept data for lead secreted protein deficiency target in 2025, leveraging the MGX-001 site-specific genome integration system.

Cardiometabolic Indications

•
On track to nominate one DC from the four Wave 1 collaboration targets in 2025.
•
Plan to initiate IND-enabling activities for nominated DC and nominate additional DCs from the remaining Wave 1 targets in 2026.

Corporate Updates

•
The Company has strategically evolved its pipeline and discovery efforts to focus on the advancement of its leading in vivo therapeutics including the MGX-001 program in hemophilia A, secreted protein disorders leveraging the MGX-001 approach, and cardiometabolic indications in collaboration with Ionis. In line with this strategic focus, the Company deprioritized early discovery and platform research and reduced its workforce by 25%. As a result of these actions and its revised capital allocation strategy, the Company expects to extend its cash runway into the fourth quarter of 2027.
•
In conjunction with the strategic evolution, Jian Irish, Ph.D., M.B.A, the Company’s President and former Chief Operating Officer, has been promoted to the role of Chief Executive Officer. Brian Thomas, Ph.D., the Company’s former Chief Executive Officer, will continue as a member of the Board; and Willard Dere, M.D., current director, will serve as Board Chair.

Third Quarter 2025 Financial Results

Cash Position: Cash, cash equivalents, and available-for-sale marketable securities were $184.1 million as of September 30, 2025, which is anticipated to support operations into the fourth quarter of 2027.

R&D Expenses: Research and development (“R&D”) expenses were $25.3 million for the quarter ended September 30, 2025, as compared to $26.3 million for the comparable period in 2024.

G&A Expenses: General and administrative (“G&A”) expenses were $6.2 million for the quarter ended September 30, 2025, as compared to $7.6 million for the comparable period in 2024.

Conference Call

Metagenomi will host a live webcast today, Tuesday, November 11, 2025, at 4:30 p.m. ET, to discuss the MGX-001 preclinical results and business updates. The live event can be accessed in the “Events” section of Metagenomi’s website at ir.metagenomi.co. The webcast will be archived and available for replay for at least 30 days after the event.

About Hemophilia A

Hemophilia A is the most common X-linked inherited bleeding disorder, caused by a large variety of mutations in the FVIII gene leading to a loss of functional FVIII protein. Intracranial bleeding is of greatest concern as this can lead to major morbidity and mortality. Bleeding into joints leads to cumulative joint damage and is a major cause of morbidity. Diagnosis of severe disease typically occurs in infancy due to exaggerated bleeding in response to minor injury or routine medical procedures. Prevalence is estimated to be up to 26,500 patients in the US and more than 500,000 patients globally according to the World Federation of Hemophilia, with the vast majority of patients being male.

About Metagenomi

Metagenomi is an in vivo genome editing company capitalizing on its proprietary technologies to create curative genetic medicines for patients. The Company was founded on the science of metagenomics, the study of genetic materials recovered from the natural environment, to discover and develop a suite of novel editing tools potentially capable of correcting any type of genetic mutation found anywhere in the human genome. The Company focuses on high value programs in disease indications with well-understood biology and clearly defined clinical development and regulatory pathways. Going forward, the Company intends to continue to expand its pipeline by leveraging its proprietary genetic editing capabilities in site specific deletion, integration and correction.

MGX-001, the Company’s lead, wholly-owned development program in hemophilia A, has demonstrated a preclinical profile potentially competitive with best-in-class treatment options, including targeted genome editing and durable gene expression in a one-time treatment. MGX-001 is designed to provide curative, life-long protection from bleeding events and joint damage in adults and children with hemophilia A. The Company is also currently pursuing secreted protein deficiencies leveraging the MGX-001 site-specific genome integration system and partnered assets targeting cardiometabolic diseases. For more information, please visit https://metagenomi.co.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions include, but are not limited to, any statements relating to our product development programs, including the timing of and our ability to conduct IND-enabling studies and make regulatory filings such as INDs, expectations regarding MGX-001, including the preclinical profile being potentially competitive with best-in-class treatment options and timing to submit the IND/CTA package, statements regarding the Company’s plans to prioritize its preclinical pipeline and potential for value creation and sustainable growth, statements regarding upcoming milestones including the nomination of development candidates, statements concerning the potential of therapies and product candidates, statements concerning the impact of the organizational restructuring, statements concerning our anticipated cash runway, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of IND submissions and starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation and the current regulatory environment; patent and intellectual property matters; competition; the volatility of capital markets and other adverse macroeconomic factors; as well as other risks described in “Risk Factors,” in our most recent Form 10-K and other risk factors set forth from time to time in our filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor Contacts:

Stephen Jasper

Gilmartin Group

stephen@gilmartinir.com

or

Kiki Patel, PharmD

Gilmartin Group

kiki@gilmartinir.com

Condensed Financial Statements

Condensed Balance Sheet Data

(Unaudited)

	September 30,	December 31,
(in thousands)	2025	2024
Cash, cash equivalents and available-for-sale marketable securities	$184,114	$248,307
Total assets	$247,937	$324,599
Total liabilities	$69,490	$89,742
Total stockholders’ equity	$178,447	$234,857
Total liabilities and stockholders’ equity	$247,937	$324,599

Condensed Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2025	2024	2025	2024
Collaboration revenue	$8,659	$11,514	$21,299	$42,681
Operating expenses:
Research and development	25,283	26,256	72,932	86,015
General and administrative	6,215	7,641	20,013	24,944
Total operating expenses	31,498	33,897	92,945	110,959
Loss from operations	(22,839)	(22,383)	(71,646)	(68,278)
Other income (expense):
Interest income	2,214	3,616	7,586	11,526
Change in fair value of long-term investments	—	(2,055)	(1,292)	(2,055)
Other expense, net	(2)	(57)	(80)	(158)
Total other income (expense), net	2,212	1,504	6,214	9,313
Net loss before provision for income taxes	(20,627)	(20,879)	(65,432)	(58,965)
Benefit from income taxes	234	2,106	92	4,305
Net loss	$(20,393)	$(18,773)	$(65,340)	$(54,660)
Net loss per share attributable to common stockholders, basic and diluted	$(0.55)	$(0.51)	$(1.76)	$(1.73)
Weighted average common shares outstanding, basic and diluted	37,349,449	36,766,309	37,176,361	31,601,825